Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements File No. 333-190760, File No. 333-185621 and File No. 333-185620 on Form S-8 of Polonia Bancorp, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Polonia Bancorp, Inc. for the year ended December 31, 2014.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania

March 31, 2015